CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A under the heading “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 13, 2014